May 13, 2010

FROM:

C.H. Robinson Worldwide, Inc.

14701 Charlson Road

Eden Prairie, Minnesota 55347

Angie Freeman, vice president of investor relations (952) 937-7847

FOR IMMEDIATE RELEASE

C.H. ROBINSON WORLDWIDE DECLARES QUARTERLY CASH DIVIDEND

MINNEAPOLIS, May 13, 2010 - C.H. Robinson Worldwide, Inc. ("C.H. Robinson") (Nasdaq: CHRW) announced that its Board of Directors today declared a regular quarterly cash dividend of 25 cents ($0.25) per share, payable on July 1, 2010, to shareholders of record on June 4, 2010.

C.H. Robinson has distributed regular dividends for more than twenty-five years. As of May 13, 2010, there were approximately 165,895,000 shares outstanding.

Founded in 1905, C.H. Robinson Worldwide, Inc., is a global provider of multimodal transportation services and logistics solutions, serving over 35,000 customers through a network of 235 offices in North America, Europe, Asia, South America, the Middle East, and Australia. C.H. Robinson is one of the largest third-party logistics companies in the world, with 2009 total revenues of $7.6 billion. For more information about our company, visit our Web site at www.chrobinson.com.

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